UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 2016
_______________________
TIVO INC.
(Exact name of registrant as specified in its charter)
_______________________

Delaware	000-27141	77-0463167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
San Jose, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Executive Officer.  On January 11, 2016, the Board of Directors (“Board”) of TiVo Inc. (the “Company”) appointed Naveen Chopra, the current Chief Financial Officer (“CFO”), to serve as the Company’s interim Chief Executive Officer (“CEO”), effective January 30, 2016.  Mr. Chopra will continue to serve as CFO. The Company’s current CEO, Thomas S. Rogers, will transition from CEO to non-executive chairman of the Board on January 30, 2016 pursuant to the transition agreement entered into on November 13, 2015.
Naveen Chopra, age 42, was named CFO and Senior Vice President, Corporate Development and Strategy in December 2012 and is responsible for overseeing the Company's accounting and financial reporting, planning, tax, and treasury functions. In addition, Mr. Chopra is responsible for the Company's long-term business strategy focused on product distribution, corporate development and capital allocation. Mr. Chopra also serves on the board of directors of Vonage Holdings Corp., a public telecommunications company. Mr. Chopra joined TiVo in 2003 as Director, Business Development, where he later served as Vice President, Business Development, before being promoted to Senior Vice President, Corporate Development and Strategy. He holds bachelor degrees in computer science and economics from Stanford University and an M.B.A. from the Stanford Graduate School of Business.
New CEO Compensation Arrangement.  In connection with Mr. Chopra’s appointment as interim CEO, the Company expects to enter into an at-will employment agreement with Mr. Chopra (the “Employment Agreement”).  Under the Employment Agreement, Mr. Chopra is expected to serve as interim CEO until the appointment by the Board of his successor.
Under the Employment Agreement, Mr. Chopra is entitled to, among other things: (i) a one-time $750,000 restricted stock award grant to vest fully in one year; (ii) supplemental cash payments of $23,000 per month while serving as interim CEO, in addition to Mr. Chopra’s $459,000 salary and a one hundred percent-of-salary target bonus; (iii) a severance package, subject to Mr. Chopra’s signing a release and compliance with restrictive covenants, including a lump sum payment equal to two hundred percent of Mr. Chopra’s salary, eighteen months’ continued health benefits coverage, and full acceleration upon termination of the one-time $750,000 restricted stock award plus eighteen months’ acceleration of all other unvested, time-based restricted stock awards and restricted stock unit awards; (iv) a separate severance package in the event of a change of control of the Corporation, not in addition to the severance package above, including a lump sum payment equal to one hundred fifty percent of Mr. Chopra’s salary plus a one hundred fifty percent-of-salary target bonus, eighteen months’ continued health benefits coverage, and full acceleration upon termination of all unvested equity awards; and (v) reasonable attorneys’ fees and expenses related to negotiation of terms of employment as interim CEO up to a maximum of $25,000.
Appointment of Director.  On January 11, 2016, the Board also appointed Winifred (Wendy) M. Webb to serve as a director of the Company, effective January 11, 2016. In connection with Ms. Webb’s appointment, the Board determined that Ms. Webb shall serve as a non-employee, independent member of the Board and she will serve as a member of the Board’s Audit Committee. Ms. Webb has been named to the class of directors with terms expiring in 2018. With the election of Ms. Webb to the Company’s Board, the Board now has a total of 7 members, of which 6 serve as non-employee, independent directors.
Ms. Webb, age 57, has served since 2013 as the chief executive officer of Kestrel Corporate Advisors, an advisory services firm counseling corporate and non-profit organizations on strategic business issues. She is an independent director on the boards of ABM Industries (including as a qualified financial expert member of its audit committee), 9 Spokes International, and PetSmart Charities Inc. She has more than 32 years of experience in treasury, investment banking, investor relations, capital markets and in global, publicly-traded companies.
Ms. Webb has previously served as independent director on the board of Jack in the Box Inc. From 2010 to 2013, she was a managing director and chief investor relations officer at Tennenbaum Capital Partners. Prior to that, she was chief communications and investor relations officer and senior advisor to the chief executive officer for Ticketmaster Entertainment, Inc. She also has 20 years of experience with The Walt Disney Company, where she served as senior vice president of investor relations and shareholder services and executive director of The Walt Disney Company Foundation and worked in Disney's corporate treasury department. Ms. Webb received her MBA from Harvard University.
New Director Compensation Arrangement.  In connection with Ms. Webb’s appointment as a new non-employee director and as a member of the Audit Committee, Ms. Webb became eligible for the Company’s standard independent compensation package on January 11, 2016 (the “Webb Compensation Arrangement”).

Under the Webb Compensation Arrangement, Ms. Webb is entitled to, among other things: (i) an initial equity grant equal to $160,000 of restricted stock units as of January 11, 2016, to vest at 25% per grant anniversary subject to continued service; (ii) an annual grant on the date of each Annual Meeting (with the first annual grant to be pro rated based on the number of months she serves) of restricted stock consisting of that number of shares of the Company's common stock calculated by dividing $160,000 by the closing trading price of a share of the Company's common stock on the date of grant, all of which will vest 100% on the first anniversary of their grant subject to continued service to the Company; (iii) a pro-rated annual cash retainer paid quarterly, equal to the portion of $60,000 (of which $50,000 relates to Board membership and $10,000 to Audit Committee membership) based on the number of days which she has served; and (iv) a $2,000 cash payment upon attendance at each committee meeting.
A copy of the press release announcing the appointment of Mr. Chopra and Ms. Webb is attached as Exhibit 99.1 and incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits.
(d)           The following exhibit is included with this Report:

Exhibit Number	Description
99.1	Press Release of TiVo Inc., dated January 12, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TIVO INC.

Date: January 11, 2016	By:	/s/ Matthew Zinn
Matthew Zinn
SVP, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of TiVo Inc., dated January 12, 2016